SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2007

Patriot National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut 06901
(Address of principal executive offices)

(203) 324-7500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 24, 2007 the registrant and/or its banking subsidiary, Patriot National Bank, entered into new contracts with members of its executive management team, as follows.

Amended and Restated Employment Agreement. The registrant and the Bank entered into a 2007 Employment Agreement with Charles F. Howell, President and Chief Executive Officer of the Bank and President of Bancorp, effective January 1, 2007. Mr. Howell’s new agreement replaces his prior employment agreement the term of which expired December 31, 2006. The new Employment Agreement is for a three year period expiring December 31, 2009 and provides for annual base salaries of $275,000; $290,000; and $310,000 over the three year term. The new Employment Agreement also removes the “change of control” provisions that were in his old Employment Agreement due to the parties entering into a separate Change of Control Agreement described below. The other terms of Mr. Howell’s 2007 Employment Agreement are substantially the same as his prior Employment Agreement dated October 23, 2003, updated to reflect changed circumstances since that time for registrant and Bank.

The registrant and the Bank entered into a 2007 Employment Agreement with Marcus Zavattaro, Executive Vice President and Sales Manager of Mortgage Brokerage, effective January 1, 2007. Mr. Zavattaro’s new agreement replaces his prior employment agreement the term of which expired December 31, 2006. The new Employment Agreement is for a one year period expiring December 31, 2007 and provides for a guaranteed draw against commissions of $180,000. The other terms of Mr. Zavattaro’s Employment Agreement are substantially similar to those in his prior Employment Agreement, updated to reflect changed circumstances and business responsibilities since that time for the officer and the Bank.

Change of Control Agreements. The Bank and/or Bancorp entered into 2007 Change of Control Agreements with named executive officers Angelo De Caro (Chairman of registrant and Bank and Chief Executive Officer of registrant), Charles F. Howell, Robert O’Connell (Chief Financial Officer of registrant and Bank), Martin G. Noble (Chief Lending Officer of the Bank) and with Philip W. Wolford (Chief Operating Officer of the Bank) effective January 1, 2007.

The Change of Control Agreements provide that in the event of a Change of Control, as defined in the Agreements, Mr. De Caro, Mr. Howell and Mr. O’Connell may receive payments equal to 2.5 times the greater of their annual salary or compensation, as applicable, and Mr. Noble and Mr. Wolford may receive payments equal to 2 times the greater of their annual salary or compensation. Payments on all of the contracts are capped so as not to exceed the limits of Section 280G of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.
Registrant

January 25, 2007	By: /s/ Robert F. O'Connell
Robert F. O'Connell
Senior Executive Vice President
and Chief Financial Officer